Exhibit 10.1

                               SIGA RESOURCES INC.
                                1002 Ermine Court
                           South Lake Tahoe, CA 96150

June 15, 2011

MONTANA MINING CORPORATION
Blaine, WA

Attention: Bill Whittle

     Re:   Acquisition of the Big Bear Mining Claims 1-9 by Siga Resources Inc.

This letter of intent (the "LOI") sets forth the agreement and understanding as to the terms of the acquisition of Big Bear Mining Claims 1-9 located in San Bernardino County (the "Big Bear Claims"), by Siga Resources Inc. ("Siga"), a Nevada corporation.

1. Acquisition. Siga will acquire 100% of the Big Bear Claims. In consideration for such sale, Siga will deliver the following to Montana Mining Corporation fka Big Bear Mining Corporation ("MMC").

     (i) 11,000,000 shares of Siga common stock. The shares shall be delivered to MMC upon the closing of the due diligence period and signing of a formal acquisition agreement.

2. Additional Conditions:

     * Prior to a mutually agreeable Closing Date, MMC will not enter into any material obligations or arrangements without the consent of Siga. Material obligations do not include expenses related to the normal course of operations;

     * The formal acquisition agreement and related documents (collectively, the "Definitive Agreements") will contain representations, warranties, covenants, including non-competition and confidentiality covenants, conditions to close and indemnities usual to a transaction of this nature;

     * There are no existing, threatened, or pending lawsuits, tax reassessments or other liabilities against the Big Bear Claims that have not been disclosed to Siga;

     * MMC currently owns 100% of the Big Bear Claims and that Big Bear Claims are free and clear of any or all liabilities, encumbrances, and creditor demands whatsoever;

     * That Siga is able to complete satisfactory due diligence, and that upon signing of this LOI, that MMC allows Siga and representatives to examine all books, accounts, records, and any other such additional information as may be reasonably requested by Siga;

     * MMC management will continue to manage the Big Bear Claims as normal until the Closing Date, except as may be agreed between the parties; and

2. Costs. Each party agrees to pay, without right of reimbursement from the other party and regardless of whether or not the transaction is consummated, the costs incurred by it in connection with this transaction, including legal fees and other costs incidental to the negotiation of the terms of the transaction and the preparation of related documentation.

3. Timeline. All parties will use their best efforts to complete the transactions outlined above as soon as practicable. It is expected that a formal acquisition agreement will be executed and the Closing Date will be no later than July 7, 2011. Neither party shall be obligated to consummate the transactions prior to the execution of definitive agreements, unless the parties agree thereto in writing.

4. Conduct of Business. Each party hereto hereby agrees to conduct its business in accordance with the ordinary, usual and normal course of business heretofore conducted by it. Thus, there may be no material adverse changes in the business of either company from the date hereof through the closing of this transaction.

5. Counterparts. This Letter of Intent may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6. Entire Agreement. This Letter of Intent constitutes the entire agreement of the parties covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind other than as set forth herein.

     If the foregoing accurately reflects our discussions, please execute and return to the undersigned one copy of this letter.

                                        SIGA RESOURCES INC.


                                        By: /s/ Edwin Morrow
                                            ------------------------------------
                                            Edwin Morrow, President

AGREED AND ACCEPTED
This ____ day of June, 2011

MONTANA MINING CORPORATION


By:
   ------------------------------------
Name:
Position:

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
                                  JULY 7, 2011
              ADDENDUM TO THE LETTER AGREEMENT DATED JUNE 15, 2011,

                                     BETWEEN
                          SIGA RESOURCES INC. ("Siga")
                                       AND
                       MONTANA MINING CORPORATION ("MMC")

     Re: Acquisition of the Big Bear Mining Claims 1-9 by Siga Resources Inc.

WHEREAS Siga has been unable, through reasonable due diligence, to substantiate certain claims made by MMC.

AND WHEREAS the parties have agreed to allow Siga to commence a limited work program (the "Work Program") as outlined in Schedule A to this Addendum.

AND WHEREAS pursuant to the outcome of the Work Program, the parties agree to proceed under the following terms:

1. Siga will, within a reasonable time, commence the Work Program pursuant to Schedule A that will not exceed 120 days, and will cost between $50,000 to $100,000 to complete.

2. If Siga, in its sole opinion is satisfied with the results of the Work Program, Siga shall issue to MMC 3,000,000 shares of its common stock within 30 days of receiving the results and report of the Work Program.

3. Siga shall issue to MMC up to an additional 8,000,000 shares of its common stock pursuant to the following schedule and results for a total potential issuance of 11,000,000 shares of common stock:

     i. 2,000,000 shares after proving up a total of 1,000,000 oz. of proven gold reserves;

     ii. 2,000,000 shares after proving up a total of 2,000,000 oz. of proven gold reserves;

     iii. 2,000,000 shares after proving up a total of 2,500,000 oz of proven gold reserves; and

     iv. 2,000,000 shares after proving up a total of 3,000,000 oz. of proven gold reserves.

4. Drilling and other methods to prove up the gold reserves will commence within 180 days of completion of the Work Program, subject to all required government approvals. Classification of gold reserves as PROVEN will by done according to the standards required by Canadian National Instrument 43-101 or similar US or Australian rules for such classification.

4. Siga will stake claims to cover all areas that are not presently staked but which should, in Siga's sole opinion, comprise part of the overall claim package.

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
5. If Siga does not complete on this transaction, all claims and information shall be delivered to MMC.

6. The parties acknowledge that a finder's fee is payable on the successful completion of this transaction.

     If the foregoing accurately reflects our discussions, please execute and return to the undersigned one copy of this letter.

                                        SIGA RESOURCES INC.


                                        By: /s/ Edwin Morrow
                                            ------------------------------------
                                            Edwin Morrow, President

AGREED AND ACCEPTED
This ____ day of June, 2011

MONTANA MINING CORPORATION


By:
   ------------------------------------
Name:
Position:

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
                                   SCHEDULE A:
                              WORK PROGRAM DETAILS

                         BIG BEAR FIELD PROGRAM PROPOSAL

The initial field work to collect new and updated information on the Big Bear claims is as follows:

Two week long campaigns separated by a week in between. Week one:

     * Collect newest airphotos and base maps possible (1 week to get ordered and received) On site:

     * Walk all claims and map in every working/outcrop oxidized area noted with GPS techniques.

     *    Take initial samples and send to lab. EST 100 SAMPLES FROM FIRST
          SAMPLING.

Analyze initial information and plot on project maps.

Week 2:

     * Revisit all areas of interest from initial mapping and sampling. EST. 300 SAMPLES IN THIS PHASE

     * Sample with channels any pits and crops that indicate greater than .01 oz/t gold.

     *    Select soil/surface geochem test area

     *    Lay out grid

     *    TAKE EST. 200 GEOCHEM SAMPLES

Plot all information, Prepare report.

Est costs:

                    Geology: 1 geo 1 tech             12000.
                    Meals/Lodging                      4500.
                    Vehicle costs                      2500.
                    Field supplies                     1000.
                    Maps/photos                         250.
                    Assaying
                    600 samples@40                    24000.
                    Report prep                        1500.
                    Contingincy                        6000.
                                                    -------

                         EST TOTAL                  $ 51750
                                                    =======

NOTE: NO STAKING COSTS INCLUDED. EXTRA IF PURSUED

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